                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Sepracor Inc. on Form S-8 (File Nos. 333-48719, 333-05221, 33-44808, 333-05217,
33-43460, 33-48428, 33-94774, 333-05219) of our reports dated February 19,
1998, except as to the information in Note W for which the date is March 26, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Sepracor Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 26, 1998